The Index to Exhibits is on Page II-6 of this document.

      As filed with the Securities and Exchange Commission on January 12, 1999
                                               Registration No. 333- __________
 ===============================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                      -------------------------------------
                           INDUS INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)

       Delaware                                       94-3273443
---------------------                    -----------------------------------
(State of Incorporation)                 (I.R.S. Employer Identification No.)


                                60 Spear Street
                           San Francisco, CA  94105
                   (Address of principal executive offices)
                             --------------------
                   INDUS INTERNATIONAL, INC. 1997 STOCK PLAN
                           (Full title of the Plan)
                             --------------------
                              WILLIAM J. GRABSKE
                            Chief Executive Officer
                           INDUS INTERNATIONAL, INC.
                                60 Spear Street
                           San Francisco, CA  94105
                                (415) 904-5000
           (Name, address and telephone number of agent for service)
                             --------------------
                                  Copies to:

                          HENRY P. MASSEY, JR., ESQ.
                        Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300
 ===============================================================================

                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                            Proposed    Proposed
                                             Maximum     Maximum
          Title of               Amount     Offering    Aggregate    Amount of
        Securities to             to be     Price Per   Offering    Registration
        be Registered         Registered(1) Share(2)      Price         Fee
----------------------------- ------------- --------- ------------- -----------
Common Stock $0.001 par value
("Common Stock"),  to be
issued under the Indus
International, Inc. 1997
Stock  Plan...................   2,500,000     $5.56   $13,906,250   $3,865.94
                              ------------- --------- ------------- -----------
        TOTAL.................   2,500,000     $5.56   $13,906,250   $3,865.94
===============================================================================

 (1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued as of the date of this Registration Statement under the Indus International, Inc. 1997 Stock Plan.

 (2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on January 11, 1999 because the prices at which options to be granted in the future may be exercised or the prices at which shares may be purchased in the future are not currently determinable.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference

The following documents and information heretofore filed by Indus
International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998 pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as amended by Amendment No. 1 to Form 10-K on Form 10-K/A filed on July 16, 1998.

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, filed with the Commission on November 13, 1998 pursuant to Section 13 of the Exchange Act.

      The Registrant's Current Report on Form 8-K, filed with the
      Commission on November 2, 1998 pursuant to Section 13 of the
      Exchange Act.

      The Registrant's Current Report on Form 8-K, filed with the
      Commission on September 15, 1998 pursuant to Section 13 of the
      Exchange Act.

      The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 14, 1998 pursuant to Section 13 of the Exchange Act.

      The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 15, 1998 pursuant to Section 13 of the Exchange Act.

(c) The Registrant's Registration Statement on Form S-4 (No. 333-33113) filed with the Commission on August 17, 1997.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

The Registrant's Certificate of Incorporation, as amended, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the Delaware General Corporation Law. The Registrant currently has secured such insurance on behalf of its officers and directors.

In addition to indemnification provided for in the Registrant's
Bylaws, the Registrant's directors and officers are entitled to enter into indemnification agreements with the Registrant. These indemnification agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status and service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant has not entered into any such indemnification agreement with any current or prior director or officer.

Item 7. Exemption From Registration Claimed

Not Applicable.

Item 8. Exhibits

    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.
   23.1    Consent of Independent Auditors.
   23.3    Consent of Counsel (see Exhibit 5.1).
   24.1    Power of Attorney (see Page II-5).

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 12th day of January, 1999.


                               INDUS INTERNATIONAL, INC.
                               By: /s/   William J. Grabske
                                   --------------------------
                                    William J. Grabske
                                    Chief Executive Officer and Director

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Grabske and Albert J. Wood, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                         Title                      Date
---------------------------  ---------------------------------  ----------------
 /s/ William J. Grabske      Chief Executive Officer and        January 12, 1999
---------------------------   Director (Principal Executive
    (William J. Grabske)      Officer)


 /s/ Albert J. Wood          Vice President of Finance,         January 12, 1999
---------------------------  Treasurer and Acting Chief
    (Albert J. Wood)         Financial Officer (Principal
                             Financial and Accounting Officer)


 /s/ William H. Janeway      Director                           January 12, 1999
---------------------------
    (William H. Janeway)


 /s/ Joseph P. Landy         Director                           January 12, 1999
---------------------------
    (Joseph P. Landy)


 /s/ Alan G. Merten          Director                           January 12, 1999
---------------------------
    (Alan G. Merten)

                               INDEX TO EXHIBITS

  Exhibit
  Number
 --------


   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

  23.1    Consent of Independent Auditors.

  23.2    Consent of Counsel (see Exhibit 5.1).

  24.1    Power of Attorney (see Page II-5).